October 2024

Morgan Stanley Finance LLC

Pricing Supplement No. 4,518
Registration Statement Nos. 333-275587; 333-275587-01
Dated October 31, 2024
Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Callable Contingent Income Notes due November 5, 2029
Payments on the Notes Based on the Worst Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Fully and Unconditionally Guaranteed by Morgan Stanley

The notes are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The notes have the terms described in the accompanying prospectus supplement and prospectus, as supplemented or modified by this document. Unlike ordinary debt securities, the notes do not provide for the regular payment of interest and instead will pay a contingent monthly coupon but only if the determination closing price of each of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc., which we refer to collectively as the underlying stocks, on the related observation date is at or above 70% of its respective initial share price, which we refer to as the barrier level. If the determination closing price of any underlying stock is less than the barrier level for such underlying stock on any observation date, we will pay no interest for the related interest period. In addition, beginning on May 5, 2025, we will redeem the notes on any quarterly redemption date, for a redemption payment equal to the sum of the stated principal amount plus any contingent monthly coupon otherwise due with respect to the related observation date, if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date, based on the inputs indicated under “Call feature” below, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the notes will not automatically occur based on the performance of the underlying stocks. At maturity, if the notes have not been previously redeemed, you will receive an amount equal to the stated principal amount for each note you hold plus the contingent monthly coupon with respect to the final observation date, if any. Investors will not participate in any appreciation of any underlying stock and should be willing to hold their notes for the entire 5-year term. These long-dated notes are for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly interest over the 5-year term if any underlying stock closes below the barrier level for such underlying stock on the observation dates, and the risk of an early redemption of the notes based on the output of a risk neutral valuation model. Because the payment of contingent monthly coupons is based on the worst performing of the underlying stocks, the fact that the notes are linked to three underlying stocks does not provide any asset diversification benefits and instead means that a decline of any underlying stock beyond the relevant barrier level will result in no contingent monthly coupons, even if one or both of the other underlying stocks close at or above their respective barrier levels. We will not pay a contingent monthly coupon on any contingent coupon payment date if the determination closing price of any underlying stock is below the barrier level for such underlying stock on the related observation date. The notes are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These notes are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying stocks:	The class A common stock of Meta Platforms, Inc. (the “META Stock”), the common stock of NVIDIA Corporation (the “NVDA Stock”) and the common stock of Tesla, Inc. (the “TSLA Stock”)
Aggregate principal amount:	$1,586,000
Stated principal amount:	$1,000 per note
Issue price:	$1,000 per note (See “Commissions and issue price” below)
Pricing date:	October 31, 2024
Original issue date:	November 5, 2024 (3 business days after the pricing date)
Maturity date:	November 5, 2029
Call feature:

Beginning on May 5, 2025, an early redemption, in whole but not in part, will occur on a redemption date if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date (the “determination date”), taking as input: (i) prevailing reference market levels, volatilities and correlations, as applicable and in each case as of the determination date and (ii) Morgan Stanley’s credit spreads as of the pricing date, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. If we call the notes, we will give you notice no later than the observation date preceding the redemption date specified in the notice. No further payments will be made on the notes once they have been redeemed.

Contingent monthly coupon:

A contingent coupon at an annual rate of 11.80% (corresponding to approximately $9.833 per month per note) is paid monthly only if the determination closing price of each underlying stock is at or above its respective barrier level on the related observation date.

If, on any observation date, the determination closing price of any underlying stock is less than the barrier level for such underlying stock, we will pay no coupon for the applicable interest period. It is possible that one or more underlying stocks will remain below the respective barrier level(s) for extended periods of time or even throughout the entire 5-year term of the notes so that you will receive few or no contingent monthly coupons.

Payment at maturity:

If the notes have not been previously redeemed, you will receive at maturity an amount equal to the stated principal amount for each note you hold plus the contingent monthly coupon with respect to the final observation date, if any.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$980.60 per note. See “Investment Overview” beginning on page 4.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per note	$1,000	$7.50	$992.50
Total	$1,586,000	$11,895	$1,574,105

(1) The notes will be sold only to investors purchasing the notes in fee-based advisory accounts.

(2) MS & Co. expects to sell all of the notes that it purchases from us to an unaffiliated dealer at a price of $992.50 per note, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per note. MS & Co. will not receive a sales commission with respect to the notes. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(3) See “Use of proceeds and hedging” beginning on page 27.

The notes involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these notes, or determined if this document or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying prospectus supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Notes” and “Additional Information About the Notes” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2023  Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Callable Contingent Income Notes due November 5, 2029
Payments on the Notes Based on the Worst Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Terms continued from previous page:
Redemption payment:	The redemption payment will be an amount equal to (i) the stated principal amount plus (ii) any contingent monthly coupon otherwise due with respect to the related observation date.
Redemption dates:

Beginning after six months, quarterly, on May 5, 2025, August 5, 2025, November 5, 2025, February 5, 2026, May 5, 2026, August 5, 2026, November 5, 2026, February 5, 2027, May 5, 2027, August 5, 2027, November 5, 2027, February 7, 2028, May 5, 2028, August 7, 2028, November 6, 2028, February 5, 2029, May 7, 2029, and August 6, 2029. If any such day is not a business day, the redemption payment will be made on the next succeeding business day and no adjustment will be made to any redemption payment made on that succeeding business day.

Initial share price:

With respect to the META Stock: $567.58, which is the determination closing price of such underlying stock on the pricing date

With respect to the NVDA Stock: $132.76, which is the determination closing price of such underlying stock on the pricing date

With respect to the TSLA Stock: $249.85, which is the determination closing price of such underlying stock on the pricing date

Barrier level:

With respect to the META Stock: $397.306, which is 70% of the initial share price for such underlying stock

With respect to the NVDA Stock: $92.932, which is 70% of the initial share price for such underlying stock

With respect to the TSLA Stock: $174.895, which is 70% of the initial share price for such underlying stock

Determination closing price:	With respect to each underlying stock, the closing price of such underlying stock on any observation date multiplied by the adjustment factor on such observation date
Contingent coupon payment dates:

Monthly, on the 5th day of each month, beginning December 5, 2024; provided that if any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided further that the contingent monthly coupon, if any, with respect to the final observation date shall be paid on the maturity date.

Observation dates:

Monthly, as set forth under “Observation Dates” below, subject, independently in the case of each underlying stock, to postponement for non-trading days and certain market disruption events. We also refer to October 31, 2029 as the final observation date.

Worst performing underlying stock:	On any trading day, the underlying stock with the lowest percent change from its initial share price to its determination closing price
Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock.
CUSIP / ISIN:	61776WMU4 / US61776WMU44
Listing:	The notes will not be listed on any securities exchange.

Observation Dates
December 2, 2024
December 31, 2024
January 31, 2025
February 28, 2025
April 2, 2025
April 30, 2025
June 2, 2025
July 1, 2025
July 31, 2025
September 2, 2025
October 1, 2025
October 31, 2025
December 2, 2025
December 30, 2025
February 2, 2026
March 2, 2026
March 31, 2026
April 30, 2026
June 2, 2026
June 30, 2026
July 31, 2026
September 2, 2026
September 30, 2026
November 2, 2026
December 2, 2026
December 30, 2026
February 2, 2027
March 2, 2027
March 31, 2027
April 30, 2027
June 2, 2027

October 2024  Page 2

Morgan Stanley Finance LLC

Callable Contingent Income Notes due November 5, 2029
Payments on the Notes Based on the Worst Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Observation Dates
June 30, 2027
August 2, 2027
September 1, 2027
September 30, 2027
November 2, 2027
December 1, 2027
December 31, 2027
February 2, 2028
March 1, 2028
March 31, 2028
May 2, 2028
May 31, 2028
June 29, 2028
August 2, 2028
August 30, 2028
October 2, 2028
November 1, 2028
November 30, 2028
January 2, 2029
January 31, 2029
February 28, 2029
April 2, 2029
May 2, 2029
May 31, 2029
June 29, 2029
August 1, 2029
August 30, 2029
October 2, 2029
October 31, 2029 (final observation date)

October 2024  Page 3

Morgan Stanley Finance LLC

Callable Contingent Income Notes due November 5, 2029
Payments on the Notes Based on the Worst Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Investment Overview

Callable Contingent Income Notes due November 5, 2029 Payments on the Notes Based on the Worst Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc. (the “notes”) do not provide for the regular payment of interest. Instead, the notes will pay a contingent monthly coupon but only if the determination closing price of each of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc. (which we refer to together as the “underlying stocks”) is at or above 70% of its respective initial share price, which we refer to as the barrier level, on the related observation date. If the determination closing price of any underlying stock is less than the barrier level for such underlying stock on any observation date, we will pay no coupon for the related monthly period. It is possible that the determination closing price of one or more underlying stocks will remain below the respective barrier level(s) for extended periods of time or even throughout the entire 5-year term of the notes so that you will receive few or no contingent monthly coupons. We refer to the coupon on the notes as contingent, because there is no guarantee that you will receive a coupon payment on any contingent coupon payment date. Even if an underlying stock were to be at or above the barrier level for such underlying stock on some monthly observation dates, it may fluctuate below the barrier level on others. In addition, even if one underlying stock were to be at or above the barrier level for such underlying stock on all monthly observation dates, you will receive a contingent monthly coupon only with respect to the observation dates on which the other underlying stocks are also at or above their respective barrier levels, if any. In addition, beginning on May 5, 2025, we will redeem the notes on any quarterly redemption date, for a redemption payment equal to the sum of the stated principal amount plus any contingent monthly coupon otherwise due with respect to the related observation date, if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date, based on the inputs indicated under “Call feature” on the cover page, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the notes will not automatically occur based on the performance of the underlying stocks. At maturity, if the notes have not been previously redeemed, you will receive an amount equal to the stated principal amount for each note you hold plus the contingent monthly coupon with respect to the final observation date, if any.

Maturity:	5 years, unless redeemed earlier based on the output of a risk neutral valuation model
Contingent monthly coupon:

A contingent coupon at an annual rate of 11.80% (corresponding to approximately $9.833 per month per note) is paid monthly but only if the determination closing price of each underlying stock is at or above its respective barrier level on the related observation date.

If, on any observation date, the determination closing price of any underlying stock is less than the barrier level for such underlying stock, we will pay no coupon for the applicable monthly period. It is possible that one or more underlying stocks will remain below the respective barrier level(s) for extended periods of time or even throughout the entire 5-year term of the notes so that you will receive few or no contingent monthly coupons.

Early redemption:

Beginning on May 5, 2025, we will redeem the notes on any quarterly redemption date for a redemption payment equal to the sum of the stated principal amount plus any contingent monthly coupon otherwise due with respect to the related observation date, if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date, based on the inputs indicated under “Call feature” on the cover page, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the notes will not automatically occur based on the performance of the underlying stocks. In accordance with the risk neutral valuation model determination noted herein, it is more likely that we will redeem the notes when it would otherwise be advantageous for you to continue to hold the notes. As such, we will be more likely to redeem the notes when the determination closing price of each underlying stock on the observation dates is at or above its respective barrier level, which would otherwise result in an amount of interest payable on the notes that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the notes at a time when the notes are paying an above-market coupon. If the notes are redeemed prior to maturity, you will receive no more contingent monthly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at

October 2024  Page 4

Morgan Stanley Finance LLC

Callable Contingent Income Notes due November 5, 2029
Payments on the Notes Based on the Worst Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

comparable terms or returns.

On the other hand, we will be less likely to redeem the notes when the determination closing price of any underlying stock is below its respective barrier level, such that you will receive no contingent monthly coupons. Therefore, if we do not redeem the notes, it is more likely that you will receive few or no contingent monthly coupons.

The original issue price of each note is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the notes, which are borne by you, and, consequently, the estimated value of the notes on the pricing date is less than $1,000. We estimate that the value of each note on the pricing date is $980.60.

What goes into the estimated value on the pricing date?

In valuing the notes on the pricing date, we take into account that the notes comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the notes is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the notes?

In determining the economic terms of the notes, including the contingent monthly coupon rate and the barrier levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the notes would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the notes?

The price at which MS & Co. purchases the notes in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the notes, and, if it once chooses to make a market, may cease doing so at any time.

October 2024  Page 5

Morgan Stanley Finance LLC

Callable Contingent Income Notes due November 5, 2029
Payments on the Notes Based on the Worst Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Key Investment Rationale

The notes do not provide for the regular payment of interest and instead will pay a contingent monthly coupon but only if the determination closing price of each underlying stock is at or above 70% of its initial share price, which we refer to as the barrier level, on the related observation date. The notes have been designed for investors who are willing to forgo market floating interest rates, accept the risk of receiving no interest payments during the entire 5-year term of the notes and accept the risk of an early redemption of the notes based on the output of a risk neutral valuation model in exchange for an opportunity to earn interest at a potentially above-market rate if each underlying stock closes at or above its respective barrier level on each monthly observation date. Investors will not participate in any appreciation of any underlying stock.

The following scenarios are for illustrative purposes only to demonstrate how the coupon is calculated (if the notes have not previously been redeemed), and do not attempt to demonstrate every situation that may occur. Accordingly, the notes may or may not be redeemed by us based on the output of a risk neutral valuation model, and the contingent coupon may be payable with respect to none of, or some but not all of, the monthly periods during the 5-year term of the notes.

Scenario 1: The notes are redeemed prior to maturity.

This scenario assumes that we redeem the notes based on the output of a risk neutral valuation model prior to the maturity date on one of the quarterly redemption dates, starting on May 5, 2025, six months after the original issue date, for the redemption payment equal to the stated principal amount plus any contingent monthly coupon with respect to the relevant observation date, as applicable. Prior to the early redemption, each underlying stock closes at or above its respective barrier level on some or all of the monthly observation dates. In this scenario, investors receive the contingent monthly coupon with respect to each such observation date, but not for the monthly periods for which one of more underlying stocks close below the respective barrier level on the related observation date. No further payments will be made on the notes once they have been redeemed.

Scenario 2: The notes are not redeemed prior to maturity, and a contingent monthly coupon is paid for some, but not all, interest periods.

This scenario assumes that we do not redeem the notes on any of the quarterly redemption dates, and, as a result, investors hold the notes to maturity. During the term of the notes, each underlying stock closes at or above its respective barrier level on some monthly observation dates, but one or more underlying stocks close below the respective barrier level(s) for such underlying stock on the others. Investors receive the contingent monthly coupon for the monthly interest periods for which the determination closing price of each underlying stock is at or above its respective barrier level on the related observation date, but not for the interest periods for which one or more underlying stocks close below the respective barrier level(s) on the related observation date.

Scenario 3: The notes are not redeemed prior to maturity, no contingent monthly coupon is paid for any interest period, and investors receive zero return over the 5-year term of the notes.

This scenario assumes that we do not redeem the notes on any of the quarterly redemption dates, and, as a result, investors hold the notes to maturity. During the term of the notes, one or more underlying stocks close below the respective barrier level(s) on every monthly observation date. Since one or more underlying stocks close below the respective barrier level(s) on every monthly observation date, investors do not receive any contingent monthly coupon during the entire 5-year term of the notes.

October 2024  Page 6

Morgan Stanley Finance LLC

Callable Contingent Income Notes due November 5, 2029
Payments on the Notes Based on the Worst Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is payable with respect to an observation date. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the determination closing price of each underlying stock on each monthly observation date. Any early redemption of the notes will be based on the output of a risk neutral valuation model. The actual initial share price and barrier level for each underlying stock are set forth on the cover of this document. All payments on the notes, including the repayment of principal, are subject to our credit risk. The below examples are based on the following terms:

Contingent Monthly Coupon:

11.80% per annum (corresponding to approximately $9.833 per month per note)[1]

With respect to each contingent coupon payment date, a contingent monthly coupon is paid but only if the determination closing price of each underlying stock is at or above its respective barrier level on the related observation date.

Call Feature:

Beginning on May 5, 2025, an early redemption, in whole but not in part, will occur on a redemption date if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date (the “determination date”), taking as input: (i) prevailing reference market levels, volatilities and correlations, as applicable and in each case as of the determination date and (ii) Morgan Stanley’s credit spreads as of the pricing date, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. If we call the notes, we will give you notice no later than the observation date preceding the redemption date specified in the notice. Any redemption payment will be equal to the stated principal amount plus any contingent monthly coupon otherwise due with respect to the related observation date. If the notes are redeemed prior to maturity, you will receive no more contingent monthly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

Hypothetical Initial Share Price:	With respect to the META Stock: $450.00 With respect to the NVDA Stock: $100.00 With respect to the TSLA Stock: $200.00
Hypothetical Barrier Level:

With respect to the META Stock: $315.00, which is 70% of the hypothetical initial share price for such underlying stock

With respect to the NVDA Stock: $70.00, which is 70% of the hypothetical initial share price for such underlying stock

With respect to the TSLA Stock: $140.00, which is 70% of the hypothetical initial share price for such underlying stock

1 The actual contingent monthly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent monthly coupon of $9.833 is used in these examples for ease of analysis.

October 2024  Page 7

Morgan Stanley Finance LLC

Callable Contingent Income Notes due November 5, 2029
Payments on the Notes Based on the Worst Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

How to determine whether a contingent monthly coupon is payable with respect to an observation date (if the notes have not been previously redeemed):

	Determination Closing Price			Contingent Monthly Coupon
	META Stock	NVDA Stock	TSLA Stock
Hypothetical Observation Date 1	$600.00 (at or above barrier level)	$150.00 (at or above barrier level)	$250.00 (at or above barrier level)	$9.833
Hypothetical Observation Date 2	$480.00 (at or above barrier level)	$100.00 (at or above barrier level)	$120.00 (below barrier level)	$0
Hypothetical Observation Date 3	$270.00 (below barrier level)	$60.00 (below barrier level)	$180.00 (at or above barrier level)	$0
Hypothetical Observation Date 4	$90.00 (below barrier level)	$50.00 (below barrier level)	$80.00 (below barrier level)	$0

On hypothetical observation date 1, the META Stock, the NVDA Stock and the TSLA Stock all close at or above their respective barrier levels. Therefore, a contingent monthly coupon of $9.833 is paid on the relevant contingent coupon payment date.

On each of the hypothetical observation dates 2 and 3, at least one underlying stock closes at or above its barrier level but one or both of the other underlying stocks close below their respective barrier level(s). Therefore, no contingent monthly coupon is paid on the relevant contingent coupon payment date.

On hypothetical observation date 4, each underlying stock closes below its respective barrier level and accordingly no contingent monthly coupon is paid on the relevant contingent coupon payment date.

You will not receive a contingent monthly coupon on any contingent coupon payment date if the determination closing price of any underlying stock is below its respective barrier level on the related observation date.

October 2024  Page 8

Morgan Stanley Finance LLC

Callable Contingent Income Notes due November 5, 2029
Payments on the Notes Based on the Worst Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Risk Factors

This section describes the material risks relating to the notes. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the notes.

Risks Relating to an Investment in the Notes

￭The notes do not provide for regular interest payments. The terms of the notes differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the notes will pay a contingent monthly coupon but only if the determination closing price of each underlying stock is at or above 70% of its respective initial share price, which we refer to as the barrier level, on the related observation date. If, on the other hand, the determination closing price of any underlying stock is lower than the barrier level for such underlying stock on the relevant observation date for any interest period, we will pay no coupon on the applicable contingent coupon payment date. It is possible that the determination closing price of one or more underlying stocks will remain below the respective barrier level(s) for extended periods of time or even throughout the entire 5-year term of the notes so that you will receive few or no contingent monthly coupons. If you do not earn sufficient contingent coupons over the term of the notes, the overall return on the notes may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The notes have early redemption risk. The term of the notes, and thus your opportunity to earn a potentially above-market coupon if the determination closing price of each underlying stock is greater than or equal to the barrier level for such underlying stock on monthly observation dates, will be limited if we redeem the notes based on the output of a risk neutral valuation model on any quarterly redemption date, beginning May 5, 2025. The term of your investment in the notes may be limited to as short as six months. In accordance with the risk neutral valuation model determination noted herein, it is more likely that we will redeem the notes when it would be advantageous for you to continue to hold the notes. As such, we will be more likely to redeem the notes when the determination closing price of each underlying stock on the observation dates is at or above the barrier level for such underlying stock, which would otherwise result in an amount of interest payable on the notes that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the notes at a time when the notes are paying an above-market coupon. If the notes are redeemed prior to maturity, you will receive no more contingent monthly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

On the other hand, we will be less likely to redeem the notes when the determination closing price of any underlying stock is below the respective barrier level, such that you will receive no contingent monthly coupons. Therefore, if we do not redeem the notes, it is more likely that you will receive few or no contingent monthly coupons.

￭The contingent monthly coupon, if any, is based only on the determination closing price of each underlying stock on the related monthly observation date at the end of the related interest period. Whether the contingent monthly coupon will be paid on any contingent coupon payment date will be determined at the end of the relevant interest period, based on the determination closing price of each underlying stock on the relevant monthly observation date. As a result, you will not know whether you will receive the contingent monthly coupon on any contingent coupon payment date until near the end of the relevant interest period. Moreover, because the contingent monthly coupon is based solely on the value of each underlying stock on monthly observation dates, if the determination closing price of any underlying stock on any observation date is below the barrier level for such underlying stock, you will receive no coupon for the related interest period, even if the level of such underlying stock was at or above its respective barrier level on other days during that interest period, and even if the determination closing prices of the other underlying stocks are at or above the barrier levels for such indices.

￭Investors will not participate in any appreciation in the price of any underlying stock. Investors will not participate in any appreciation in the price of any underlying stock from the initial share price for such underlying stock, and the return on the notes will be limited to the contingent monthly coupons, if any, that are paid with respect to each observation date on which the determination closing price of each underlying stock is greater than or equal to its respective barrier level until the notes are redeemed or reach maturity.

October 2024  Page 9

Morgan Stanley Finance LLC

Callable Contingent Income Notes due November 5, 2029
Payments on the Notes Based on the Worst Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the notes in the secondary market and the price at which MS & Co. may be willing to purchase or sell the notes in the secondary market. We expect that generally the level of interest rates available in the market and the price of each underlying stock on any day, including in relation to its respective barrier level, will affect the value of the notes more than any other factors. Other factors that may influence the value of the notes include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

owhether the determination closing price of any underlying stock has been below its respective barrier level on any observation date,

odividend rates on the underlying stocks,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks and which may affect the price of each underlying stock,

othe time remaining until the notes mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting an underlying stock that may or may not require an adjustment to an adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the notes will be affected by the other factors described above. In particular, if any underlying stock has closed near or below the barrier level for such underlying stock, the market value of the notes is expected to decrease substantially, and you may have to sell your notes at a substantial discount from the stated principal amount of $1,000 per note.

You cannot predict the future performance of any underlying stock based on its historical performance. The value of any underlying stock may decrease and be below the barrier level for such underlying stock on each observation date so that you will receive no return on your investment throughout the entire 5-year term of the notes. There can be no assurance that the determination closing price of each underlying stock will be at or above the respective barrier level on any observation date so that you will receive a coupon payment on the notes for the applicable interest period. See “Meta Platforms, Inc. Overview,” “NVIDIA Corporation Overview” and “Tesla, Inc. Overview” below.

￭The notes are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the notes. You are dependent on our ability to pay all amounts due on the notes at maturity or on any coupon payment date, and therefore you are subject to our credit risk. The notes are not guaranteed by any other entity. If we default on our obligations under the notes, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the notes prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the notes.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

October 2024  Page 10

Morgan Stanley Finance LLC

Callable Contingent Income Notes due November 5, 2029
Payments on the Notes Based on the Worst Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

￭Investing in the notes is not equivalent to investing in the class A common stock of Meta Platforms, Inc., the common stock of NVIDIA Corporation or the common stock of Tesla, Inc. Investors in the notes will not participate in any appreciation in the underlying stocks, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the notes will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

￭The notes will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your notes for the entire 5-year term of the notes. The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes. MS & Co. may, but is not obligated to, make a market in the notes and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the notes, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Since other broker-dealers may not participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the notes, it is likely that there would be no secondary market for the notes. Accordingly, you should be willing to hold your notes to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the notes in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the notes in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the notes less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the notes is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the notes than those generated by others, including other dealers in the market, if they attempted to value the notes. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your notes at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the notes. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the notes (and to other instruments linked to the underlying stocks), including trading in the underlying stocks as well as in other instruments related to the underlying stocks. As a result, these entities may be unwinding or adjusting hedge positions during the term of the notes,

October 2024  Page 11

Morgan Stanley Finance LLC

Callable Contingent Income Notes due November 5, 2029
Payments on the Notes Based on the Worst Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of an underlying stock, and, therefore, could increase the barrier level for such underlying stock, which, if the notes have not been redeemed, is the value at or above which such underlying stock must close on the observation dates in order for you to earn a contingent monthly coupon (depending also on the performance of the other underlying stocks). Additionally, such hedging or trading activities during the term of the notes could affect the value of an underlying stock on the observation dates, and, accordingly, whether we pay a contingent monthly coupon on the notes (depending also on the performance of the other underlying stocks).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the notes. As calculation agent, MS & Co. will determine the initial share price for each underlying stock, the barrier level for each underlying stock, whether you receive a contingent monthly coupon on each contingent coupon payment date and at maturity, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity. For further information regarding these types of determinations, see “Additional Terms of the Notes—Additional Terms—Calculation agent,” “—Market disruption event,” “—Postponement of observation dates,” “—Antidilution adjustments” and “—Alternate exchange calculation in case of an event of default” below. In addition, MS & Co. has determined the estimated value of the notes on the pricing date.

Risks Relating to the Underlying Stocks

￭You are exposed to the price risk of each underlying stock with respect to the contingent monthly coupons. Your return on the notes is not linked to a basket consisting of all three underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock. Poor performance by any underlying stock over the term of the notes may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. To receive any contingent monthly coupons, each underlying stock must close at or above its respective barrier level on the applicable observation date. Accordingly, your investment is subject to the price risk of each underlying stock.

￭Because the notes are linked to the performance of the worst performing underlying stock, you are exposed to a greater risk of receiving no contingent monthly coupons than if the notes were linked to just one underlying stock. The risk that you will not receive any contingent monthly coupons is greater if you invest in the notes as opposed to substantially similar securities that are linked to the performance of just one underlying stock. With three underlying stocks, it is more likely that any underlying stock will close below its barrier level on any observation date than if the notes were linked to only one underlying stock, and therefore it is more likely that you will not receive any contingent monthly coupons.

￭No affiliation with Meta Platforms, Inc., NVIDIA Corporation or Tesla, Inc. Meta Platforms, Inc., NVIDIA Corporation and Tesla, Inc. are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the notes. We have not made any due diligence inquiry with respect to Meta Platforms, Inc., NVIDIA Corporation or Tesla, Inc. in connection with this offering.

￭We may engage in business with or involving Meta Platforms, Inc., NVIDIA Corporation or Tesla, Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with Meta Platforms, Inc., NVIDIA Corporation or Tesla, Inc. without regard to your interests and thus may acquire non-public information about Meta Platforms, Inc., NVIDIA Corporation or Tesla, Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Meta Platforms, Inc., NVIDIA Corporation or Tesla, Inc., which may or may not recommend that investors buy or hold the underlying stock(s).

October 2024  Page 12

Morgan Stanley Finance LLC

Callable Contingent Income Notes due November 5, 2029
Payments on the Notes Based on the Worst Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final observation date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the notes and your return on the notes may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before an observation date, this may decrease the determination closing price of an underlying stock to be less than the respective barrier level (resulting in no contingent monthly coupon being paid with respect to such date), materially and adversely affecting your return.

October 2024  Page 13

Morgan Stanley Finance LLC

Callable Contingent Income Notes due November 5, 2029
Payments on the Notes Based on the Worst Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Meta Platforms, Inc. Overview

Meta Platforms, Inc. (formerly known as Facebook, Inc.) is a social media and technology company that enables people to connect and share with friends and family through mobile devices, personal computers, virtual reality headsets and in-home devices. On June 9, 2022, the class A common stock of Meta Platforms, Inc., formerly trading under the ticker symbol “FB,” began trading under the ticker symbol “META.” The META Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Meta Platforms, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-35551 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Meta Platforms, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that any such publicly available information is accurate or complete.

Information as of market close on October 31, 2024:

Bloomberg Ticker Symbol:	META
Exchange:	Nasdaq
Current Stock Price:	$567.58
52 Weeks Ago:	$301.27
52 Week High (on 10/4/2024):	$595.94
52 Week Low (on 10/31/2023):	$301.27
Current Dividend Yield:	0.35%

The following table sets forth the published high and low closing prices of, as well as dividends on, the META Stock for each quarter from January 1, 2021 through October 31, 2024. The closing price of the META Stock on October 31, 2024 was $567.58. The associated graph shows the closing prices of the META Stock for each day from January 1, 2019 through October 31, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the META Stock may have been adjusted for stock splits and other corporate events. The historical performance of the META Stock should not be taken as an indication of future performance, and no assurance can be given as to the price of the META Stock at any time, including on the observation dates.

Class A Common Stock of Meta Platforms, Inc. (CUSIP 30303M102)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	294.53	245.64	-
Second Quarter	355.64	296.52	-
Third Quarter	382.18	336.95	-
Fourth Quarter	347.56	306.84	-
2022
First Quarter	338.54	186.63	-
Second Quarter	233.89	155.85	-
Third Quarter	183.17	134.40	-
Fourth Quarter	140.28	88.91	-
2023
First Quarter	211.94	124.74	-
Second Quarter	288.73	207.55	-
Third Quarter	325.48	283.25	-
Fourth Quarter	358.32	288.35	-
2024
First Quarter	512.19	344.47	0.50
Second Quarter	527.34	430.17	0.50
Third Quarter	572.44	453.41	0.50
Fourth Quarter (through October 31, 2024)	595.94	563.69	-

We make no representation as to the amount of dividends, if any, that Meta Platforms, Inc. may pay in the future. In any event, as an investor in the Callable Contingent Income Notes, you will not be entitled to receive dividends, if any, that may be payable on the class A common stock of Meta Platforms, Inc.

October 2024  Page 14

Morgan Stanley Finance LLC

Callable Contingent Income Notes due November 5, 2029
Payments on the Notes Based on the Worst Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Class A Common Stock of Meta Platforms, Inc. – Daily Closing Prices January 1, 2019 to October 31, 2024

*The red solid line indicates the barrier level, which is 70% of the initial share price.

This document relates only to the notes referenced hereby and does not relate to the META Stock or other securities of Meta Platforms, Inc. We have derived all disclosures contained in this document regarding the META Stock from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Meta Platforms, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Meta Platforms, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the META Stock (and therefore the price of the META Stock at the time we priced the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Meta Platforms, Inc. could affect the value received with respect to the notes and therefore the value of the notes.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the META Stock.

October 2024  Page 15

Morgan Stanley Finance LLC

Callable Contingent Income Notes due November 5, 2029
Payments on the Notes Based on the Worst Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

NVIDIA Corporation Overview

NVIDIA Corporation is a visual computing company. The NVDA Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by NVIDIA Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-23985 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding NVIDIA Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that any such publicly available information is accurate or complete.

Information as of market close on October 31, 2024:

Bloomberg Ticker Symbol:	NVDA
Exchange:	Nasdaq
Current Stock Price:	$132.76
52 Weeks Ago:	$40.78
52 Week High (on 10/21/2024):	$143.71
52 Week Low (on 10/31/2023):	$40.78
Current Dividend Yield:	0.03%

The following table sets forth the published high and low closing prices of, as well as dividends on, the NVDA Stock for each quarter from January 1, 2021 through October 31, 2024. The closing price of the NVDA Stock on October 31, 2024 was $132.76. The associated graph shows the closing prices of the NVDA Stock for each day from January 1, 2019 through October 31, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the NVDA Stock may have been adjusted for stock splits and other corporate events. The historical performance of the NVDA Stock should not be taken as an indication of future performance, and no assurance can be given as to the price of the NVDA Stock at any time, including on the observation dates.

Common Stock of NVIDIA Corporation (CUSIP 67066G104)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	15.3303	11.5933	0.004
Second Quarter	20.0268	13.6653	0.004
Third Quarter	22.843	18.161	0.004
Fourth Quarter	33.376	19.732	0.004
2022
First Quarter	30.121	21.330	0.004
Second Quarter	27.360	15.159	0.004
Third Quarter	19.215	12.139	0.004
Fourth Quarter	18.072	11.227	0.004
2023
First Quarter	27.777	14.265	0.004
Second Quarter	43.808	26.241	0.004
Third Quarter	49.355	40.855	0.004
Fourth Quarter	50.409	40.326	0.004
2024
First Quarter	95.002	47.569	0.004
Second Quarter	135.58	76.20	0.01
Third Quarter	134.91	98.91	0.01
Fourth Quarter (through October 31, 2024)	143.71	117.00	-

We make no representation as to the amount of dividends, if any, that NVIDIA Corporation may pay in the future. In any event, as an investor in the Callable Contingent Income Notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of NVIDIA Corporation.

October 2024  Page 16

Morgan Stanley Finance LLC

Callable Contingent Income Notes due November 5, 2029
Payments on the Notes Based on the Worst Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Common Stock of NVIDIA Corporation – Daily Closing Prices January 1, 2019 to October 31, 2024

*The red solid line indicates the barrier level, which is 70% of the initial share price.

This document relates only to the notes referenced hereby and does not relate to the NVDA Stock or other securities of NVIDIA Corporation. We have derived all disclosures contained in this document regarding the NVDA Stock from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to NVIDIA Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding NVIDIA Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the NVDA Stock (and therefore the price of the NVDA Stock at the time we priced the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning NVIDIA Corporation could affect the value received with respect to the notes and therefore the value of the notes.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the NVDA Stock.

October 2024  Page 17

Morgan Stanley Finance LLC

Callable Contingent Income Notes due November 5, 2029
Payments on the Notes Based on the Worst Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Tesla, Inc. Overview

Tesla, Inc. designs, manufactures and sells electric vehicles and energy storage systems, as well as installs, operates and maintains solar and energy storage products. The TSLA Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Tesla, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-34756 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Tesla, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that any such publicly available information is accurate or complete.

Information as of market close on October 31, 2024:

Bloomberg Ticker Symbol:	TSLA
Exchange:	Nasdaq
Current Stock Price:	$249.85
52 Weeks Ago:	$200.84
52 Week High (on 10/25/2024):	$269.19
52 Week Low (on 4/22/2024):	$142.05
Current Dividend Yield:	N/A

The following table sets forth the published high and low closing prices of, as well as dividends on, the TSLA Stock for each quarter from January 1, 2021 through October 31, 2024. The closing price of the TSLA Stock on October 31, 2024 was $249.85. The associated graph shows the closing prices of the TSLA Stock for each day from January 1, 2019 through October 31, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the TSLA Stock may have been adjusted for stock splits and other corporate events. The historical performance of the TSLA Stock should not be taken as an indication of future performance, and no assurance can be given as to the price of the TSLA Stock at any time, including on the observation dates.

Common Stock of Tesla, Inc. (CUSIP 88160R101)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	294.363	187.667	-
Second Quarter	254.107	187.820	-
Third Quarter	263.787	214.460	-
Fourth Quarter	409.970	258.407	-
2022
First Quarter	399.927	254.680	-
Second Quarter	381.817	209.387	-
Third Quarter	309.320	227.263	-
Fourth Quarter	249.44	109.10	-
2023
First Quarter	214.24	108.10	-
Second Quarter	274.45	153.75	-
Third Quarter	293.34	215.49	-
Fourth Quarter	263.62	197.36	-
2024
First Quarter	248.42	162.50	-
Second Quarter	197.88	142.05	-
Third Quarter	263.26	191.76	-
Fourth Quarter (through October 31, 2024)	269.19	213.65	-

We make no representation as to the amount of dividends, if any, that Tesla, Inc. may pay in the future. In any event, as an investor in the Callable Contingent Income Notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Tesla, Inc.

October 2024  Page 18

Morgan Stanley Finance LLC

Callable Contingent Income Notes due November 5, 2029
Payments on the Notes Based on the Worst Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Common Stock of Tesla, Inc. – Daily Closing Prices January 1, 2019 to October 31, 2024

*The red solid line indicates the barrier level, which is 70% of the initial share price.

This document relates only to the notes referenced hereby and does not relate to the TSLA Stock or other securities of Tesla, Inc. We have derived all disclosures contained in this document regarding the TSLA Stock from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Tesla, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Tesla, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the TSLA Stock (and therefore the price of the TSLA Stock at the time we priced the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Tesla, Inc. could affect the value received with respect to the notes and therefore the value of the notes.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the TSLA Stock.

October 2024  Page 19

Morgan Stanley Finance LLC

Callable Contingent Income Notes due November 5, 2029
Payments on the Notes Based on the Worst Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Additional Terms of the Notes

Please read this information in conjunction with the terms on the front cover of this pricing supplement.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement or prospectus, the terms described herein shall control.
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Underlying stock issuer:	With respect to the META Stock, Meta Platforms, Inc. With respect to the NVDA Stock, NVIDIA Corporation With respect to the TSLA Stock, Tesla, Inc.
Denominations:	$1,000 per note and integral multiples thereof
Interest period:

The monthly period from and including the original issue date (in the case of the first interest period) or the previous scheduled contingent coupon payment date, as applicable, to but excluding the following scheduled contingent coupon payment date, with no adjustment for any postponement thereof.

Senior security or subordinated security:	Senior
Specified currency:	U.S. dollars
Record date:

The record date for each contingent coupon payment date shall be the date one business day prior to such scheduled contingent coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or redemption payment, as the case may be, shall be payable.

Trustee:	The Bank of New York Mellon, a New York banking corporation
Calculation agent:

The calculation agent for the notes will be MS & Co. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the contingent monthly coupon, the redemption payment and the payment at maturity, shall be made by the calculation agent and shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per stated principal amount, shall be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of the notes shall be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the notes, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive, on each contingent coupon payment date, upon early redemption or at maturity (if the notes have not previously been redeemed), what adjustments should be made, if any, to the adjustment factor with respect to an underlying stock or whether a market disruption event has occurred. See “Market disruption event”, “Antidilution adjustments,” and “Alternate exchange calculation in case of an event of default” below. MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Trading day:

With respect to each underlying stock, a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, The Nasdaq Stock Market LLC (the “Nasdaq”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Closing price:

Subject to the provisions set out under “Antidilution adjustments” below, the closing price for one share of an underlying stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

(i) if an underlying stock (or any such other security) is listed on a national securities exchange (other than Nasdaq), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as

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Callable Contingent Income Notes due November 5, 2029
Payments on the Notes Based on the Worst Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

amended, on which such underlying stock (or any such other security) is listed,

(ii) if an underlying stock (or any such other security) is a security of the Nasdaq, the official closing price of such underlying stock published by the Nasdaq on such day, or

(iii) if an underlying stock (or any such other security) is not listed on any national securities exchange but is included in the OTC Bulletin Board Service (the OTC Bulletin Board) operated by the Financial Industry Regulatory Authority, Inc. (FINRA), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If an underlying stock (or any such other security) is listed on any national securities exchange but the last reported sale price or the official closing price published by such exchange, or by the Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of such underlying stock (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to such underlying stock, (or any such other security) or the last reported sale price or the official closing price published by the Nasdaq, as applicable, for such underlying stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for such underlying stock (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price of such underlying stock will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term OTC Bulletin Board Service will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA. See “Antidilution adjustments” below.

Market disruption event:

With respect to any underlying stock, market disruption event means:

(i) the occurrence or existence of any of:

(a)a suspension, absence or material limitation of trading of such underlying stock on the primary market for such underlying stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or

(b)a breakdown or failure in the price and trade reporting systems of the primary market for such underlying stock as a result of which the reported trading prices for such underlying stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

(c)the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to such underlying stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the notes.

For the purposes of determining whether a market disruption event has occurred with respect to an underlying stock: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the primary market, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a market disruption event, (3) a suspension of trading in options contracts on such underlying stock by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to such underlying stock and (4) a suspension, absence or material limitation of trading on the primary market on which options contracts related to such underlying stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Postponement of observation dates:

The observation dates are subject, independently in the case of each underlying stock, to postponement due to non-trading days or certain market disruption events, as described in the following paragraph.

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Morgan Stanley Finance LLC

Callable Contingent Income Notes due November 5, 2029
Payments on the Notes Based on the Worst Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

If a market disruption event with respect to any underlying stock occurs on any scheduled observation date, or if any such observation date is not a trading day with respect to any underlying stock, the closing price for that underlying stock for such date will be determined on the immediately succeeding trading day on which no market disruption event will have occurred with respect to that underlying stock; provided that the determination closing price for an underlying stock will not be determined on a date later than the fifth scheduled trading day after the scheduled observation date and if such date is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the closing price of such affected underlying stock on such fifth trading day based on the mean, as determined by the calculation agent, of the bid prices for one share of such underlying stock for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price for such underlying stock will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Postponement of contingent coupon payment dates (including the maturity date and redemption dates):

If any scheduled contingent coupon payment date is not a business day, that contingent monthly coupon, if any, shall be paid on the next succeeding business day; provided that the contingent monthly coupon, if any, with respect to the final observation date shall be paid on the maturity date; provided further that if, due to a market disruption event or otherwise, any observation date with respect to any underlying stock is postponed so that it falls less than two business days prior to the scheduled contingent coupon payment date, maturity date or redemption date, as applicable, the contingent coupon payment date, maturity date or redemption date, as applicable, shall be postponed to the second business day following the observation date as postponed, and no adjustment shall be made to any monthly coupon payment, payment at maturity or redemption payment made on that postponed date.

Antidilution adjustments:

The adjustment factor with respect to an underlying stock will be adjusted as follows:

1. If such underlying stock is subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor for such underlying stock will be adjusted to equal the product of the prior adjustment factor for such underlying stock and the number of shares issued in such stock split or reverse stock split with respect to one share of such underlying stock.

2. If such underlying stock is subject (i) to a stock dividend (issuance of additional shares of such underlying stock) that is given ratably to all holders of shares of such underlying stock or (ii) to a distribution of such underlying stock as a result of the triggering of any provision of the corporate charter of the issuer of such underlying stock (the relevant “underlying stock issuer”), then once the dividend has become effective and such underlying stock is trading ex-dividend, the adjustment factor for such underlying stock will be adjusted so that the new adjustment factor for such underlying stock shall equal the prior adjustment factor for such underlying stock plus the product of (i) the number of shares issued with respect to one share of such underlying stock and (ii) the prior adjustment factor for such underlying stock.

3. If the applicable underlying stock issuer issues rights or warrants to all holders of such underlying stock to subscribe for or purchase that underlying stock at an exercise price per share less than the closing price of that underlying stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the notes, then the adjustment factor for such underlying stock will be adjusted to equal the product of the prior adjustment factor for such underlying stock and a fraction, the numerator of which shall be the number of shares of such underlying stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such underlying stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of such underlying stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such underlying stock which the aggregate offering price of the total number of shares of such underlying stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the closing price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such closing price.

4. There will be no required adjustments to the adjustment factors to reflect cash dividends or other distributions paid with respect to an underlying stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of the first sentence of paragraph 5 and extraordinary dividends as described below. A cash dividend or other distribution with respect to an underlying stock will be deemed to be an “extraordinary dividend” if such cash dividend or distribution exceeds the immediately preceding non-extraordinary dividend for such underlying stock by an amount equal to at least 10% of the closing price of such underlying stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the trading day preceding the ex-dividend date (that is, the day

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Morgan Stanley Finance LLC

Callable Contingent Income Notes due November 5, 2029
Payments on the Notes Based on the Worst Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

on and after which transactions in such underlying stock on the primary U.S. organized securities exchange or trading system on which such underlying stock is traded no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such extraordinary dividend (such closing price, the “base closing price”). Subject to the following sentence, if an extraordinary dividend occurs with respect to an underlying stock, the adjustment factor with respect to such underlying stock will be adjusted on the ex-dividend date with respect to such extraordinary dividend so that the new adjustment factor will equal the product of (i) the then current adjustment factor and (ii) a fraction, the numerator of which is the base closing price, and the denominator of which is the amount by which the base closing price exceeds the extraordinary dividend amount. If any extraordinary dividend amount is at least 35% of the base closing price, then, instead of adjusting the adjustment factor, the calculation of the closing price with respect to the affected underlying stock will be determined as described in paragraph 5 below, and the extraordinary dividend will be allocated to the replacement stock in accordance with the procedures for a replacement underlying stock as described in clause (c) (ii) of paragraph 5 below. The “extraordinary dividend amount” with respect to an extraordinary dividend for such underlying stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such extraordinary dividend minus the amount per share of the immediately preceding non-extraordinary dividend for such underlying stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such extraordinary dividend. The value of the non-cash component of an extraordinary dividend will be determined on the ex-dividend date for such distribution by the calculation agent, whose determination shall be conclusive in the absence of manifest error. A distribution on such underlying stock described in clause (i), (iv) or (v) of the first sentence of paragraph 5 below shall cause an adjustment to the adjustment factor pursuant only to clause (i), (iv) or (v) of the first sentence of paragraph 5, as applicable.

5. If, with respect to one or more of the underlying stocks, (i) there occurs any reclassification or change of such underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer for such underlying stock, (ii) such underlying stock issuer or any surviving entity or subsequent surviving entity of such underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of such underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) such underlying stock issuer is liquidated, (v) such underlying stock issuer issues to all of its shareholders equity securities of an issuer other than such underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all of the outstanding shares of such underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining the amount payable upon a redemption date or at maturity for each note will be as follows:

●Upon the final observation date, if the notes have not previously been redeemed: You will receive for each note that you hold a payment at maturity equal to:

➢If the exchange property value on the final observation date is greater than or equal to the respective barrier level, and the determination closing price of each other underlying stock (or exchange property value, as applicable) is also greater than or equal to the respective barrier level: the stated principal amount and the contingent monthly coupon with respect to the final observation date.

➢If the exchange property value on the final observation date is less than the respective barrier level, or if the determination closing price (or exchange property value, as applicable) of any other underlying stock is less than the respective barrier level: the stated principal amount

Following the effective date of a reorganization event, the contingent monthly coupon will be payable for each observation date on which the exchange property value is greater than or equal to the barrier level and the determination closing price (or exchange property value, as applicable) of each other underlying stock is also greater than or equal to the respective barrier level.

If exchange property includes a cash component, investors will not receive any interest accrued on such cash component. In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the barrier level, or for determining the worst performing underlying stock, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such cash received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security

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Morgan Stanley Finance LLC

Callable Contingent Income Notes due November 5, 2029
Payments on the Notes Based on the Worst Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

received in any such reorganization event, an amount equal to the determination closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references herein to such “underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of such underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to the adjustment factor for any underlying stock will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor of such underlying stock then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factors will be made up to the close of business on the final observation date.

No adjustments to the adjustment factor for any underlying stock or method of calculating the adjustment factors will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price of an underlying stock, including, without limitation, a partial tender or exchange offer for an underlying stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor for any underlying stock or method of calculating the adjustment factors and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to an adjustment factor or to the method of calculating the amount payable at maturity of the notes made pursuant to paragraph 5 above upon written request by any investor in the notes.

Issuer notice to registered note holders, the trustee and the depositary:

In the event that any contingent coupon payment date or the maturity date is postponed as described above, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the applicable contingent coupon payment date or the maturity date, as applicable, has been rescheduled (i) to each registered holder of the notes by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the notes in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of any contingent coupon payment date or maturity date, as applicable, the business day immediately preceding the scheduled contingent coupon payment date or maturity date, as applicable, and (ii) with respect to notice of the date to which the contingent coupon payment date or maturity date, as applicable, has been rescheduled, the business day immediately following the applicable determination date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each note, on or prior to 10:30 a.m. (New York City time) on the business day preceding the each contingent coupon payment date (but if such trading day is not a business day, prior to the close of business on the business day preceding such contingent coupon payment date) and (ii) deliver the aggregate cash amount due with respect to the notes, if any, to the trustee for delivery to the depositary, as a holder of the notes, on each contingent coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to the notes, on or prior to 10:30 a.m. (New York City time) on the business day preceding the redemption date or the business day preceding the maturity date, as applicable, and (ii) deliver

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Morgan Stanley Finance LLC

Callable Contingent Income Notes due November 5, 2029
Payments on the Notes Based on the Worst Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

the aggregate cash amount due with respect to the notes to the trustee for delivery to the depositary, as a holder of the notes, on the redemption date or maturity date, as applicable.
Alternate exchange calculation in case of an event of default:

If an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the notes (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes. That cost will equal:

●the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

●the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the notes, which we describe below, the holders of the notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the notes as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

●no quotation of the kind referred to above is obtained, or

●every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final observation date, then the Acceleration Amount will equal the principal amount of the notes.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

●A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

●P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

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Callable Contingent Income Notes due November 5, 2029
Payments on the Notes Based on the Worst Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Additional Information About the Notes

Additional Information:
Minimum ticketing size:	$1,000 / 1 note
Book entry security or certificated security:

Book entry. The notes will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the depositary and will be registered in the name of a nominee of the depositary. The depositary’s nominee will be the only registered holder of the notes. Your beneficial interest in the notes will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary. In this pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the notes, for distribution to participants in accordance with the depositary’s procedures. For more information regarding the depositary and book entry notes, please read “Forms of Securities—The Depositary” and “Forms of Securities—Global Securities” in the accompanying prospectus.

Tax considerations:

Under current law and based on current market conditions, the notes should be treated as “variable rate debt instruments” for U.S. federal income tax purposes. U.S. Holders should read the sections of the accompanying prospectus supplement entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Notes—Floating Rate Notes” and “United States Federal Taxation—Tax Consequences to U.S. Holders—Backup Withholding and Information Reporting.” Except where stated otherwise, the following discussion is based on the treatment of the notes as “variable rate debt instruments.”

Contingent Coupon Payments on the Notes

Each contingent coupon payment on the notes will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. Because the amount of a contingent coupon payment in respect of an accrual period will not be known until the relevant contingent coupon determination date, it is not clear how accrued interest will be determined prior to the relevant contingent coupon determination date.

Sale or Exchange of the Notes

Upon a sale or exchange of the notes, a U.S. Holder will recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange (other than any amount attributable to accrued interest, which will be treated as a payment of interest) and the U.S. Holder’s tax basis in the notes, which will equal the U.S. Holder’s purchase price for the notes. Because the amount of a contingent coupon payment in respect of an accrual period may not be known until the relevant contingent coupon determination date, it is not clear how much interest will be treated as having accrued on the notes at the time of a sale or exchange that occurs during the period. The capital gain or loss recognized upon a sale or exchange of the notes will be long-term capital gain or loss if the U.S. Holder has held the notes for more than one year at the time of sale or exchange.

Possible Alternative Tax Treatment of an Investment in the Notes

If market conditions change prior to the notes’ issuance or if the Internal Revenue Service (the “IRS”) disagrees with our determination, alternative tax treatments are possible. In particular, the notes could be treated as subject to Treasury regulations governing “contingent payment debt instruments” as described in the section of the accompanying prospectus supplement called “United States Federal Taxation―Tax Consequences to U.S. Holders—Notes—Contingent Payment Notes.” Under this treatment, if you are a U.S. taxable investor, you generally would be subject to annual income tax based on the “comparable yield” (as defined in the accompanying prospectus supplement) of the notes, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amounts of the contingent payments on the notes. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally would be treated as ordinary income.

If you are a non-U.S. investor, please also read the section of the accompanying prospectus supplement called “United States Federal Taxation — Tax Consequences to Non-U.S. Holders.”

As discussed in the accompanying prospectus supplement, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However,

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Morgan Stanley Finance LLC

Callable Contingent Income Notes due November 5, 2029
Payments on the Notes Based on the Worst Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the notes do not have a delta of one with respect to any Underlying Security, the notes should not be Specified Securities and, therefore, should not be subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.

You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Use of proceeds and hedging:

The proceeds from the sale of the notes will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per note issued, because, when we enter into hedging transactions in order to meet our obligations under the notes, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the notes borne by you and described beginning on page 5 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the notes. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the notes, by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the underlying stocks, in futures and/or options contracts on the underlying stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of an underlying stock, and, as a result, increase the barrier level for such underlying stock, which, if the notes have not been redeemed, is the level at or above which such underlying stock must close on each observation date in order for you to earn a contingent monthly coupon (depending also on the performance of the other underlying stocks). These entities may be unwinding or adjusting hedge positions during the term of the notes, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the notes could potentially affect the value of such underlying stock on the observation dates, and, accordingly whether we pay a contingent monthly coupon on the notes (depending also on the performance of the other underlying stocks).

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the notes, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the notes that it purchases from us to an unaffiliated dealer at a price of $992.50 per note, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per note. MS & Co. will not receive a sales commission with respect to the notes.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the notes.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the notes, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the agent may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes, for its own account. The agent must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. The agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of notes. See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” above.

Validity of the notes:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the notes offered by this pricing supplement have been executed and issued by MSFL, authenticated by the

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Morgan Stanley Finance LLC

Callable Contingent Income Notes due November 5, 2029
Payments on the Notes Based on the Worst Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such notes will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the notes and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. When you read the accompanying prospectus supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Prospectus Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this pricing supplement are defined in the prospectus supplement or in the prospectus.

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